UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of CVR Energy, Inc., filed on January 23, 2013, in which the original filing date of CVR Refining, LP’s Registration Statement on Form S-1, as amended (File No. 333-184200) was indicated as October 1, 2013 under the heading “Underwriting Agreement” in Item 1.01. The original filing date of the Registration Statement was October 1, 2012. Except as specifically amended, the January 23, 2013 Form 8-K remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

CVR Energy, Inc. (“CVR Energy”) indirectly owns a majority of the common units representing limited partner interests in CVR Refining, LP (the “Partnership”). In addition, CVR Energy also indirectly owns CVR Refining GP, LLC, the general partner of the Partnership (the “General Partner”), CVR Refining Holdings, LLC (“CVR Refining Holdings”), CVR Refining Holdings Sub, LLC (“CVR Refining Holdings Sub”) and Coffeyville Resources, LLC (“Coffeyville Resources”).

Underwriting Agreement

On January 16, 2013, the Partnership entered into an Underwriting Agreement by and among the Partnership, the General Partner, CVR Refining Holdings and Coffeyville Resources, on one hand, and Credit Suisse Securities (USA), LLC and Citigroup Global Markets, Inc., as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 24,000,000 Common Units (the “Firm Units”) including 4,000,000 Firm Units sold to Icahn Enterprises Holdings L.P. (“IEP Holdings”), an affiliate of Icahn Enterprises, L.P. (“Icahn Enterprises”) at a price of $25.00 per Common Unit. The per Common Unit purchase price, net of discounts, commissions and structuring fees, of $23.50 excludes the Firm Units purchased by IEP Holdings, for which the underwriters did not receive such discounts, commissions or structuring fees. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 3,600,000 Common Units. The material terms of the Offering are described in the prospectus, dated January 16, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 18, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-184200), initially filed by the Partnership on October 1, 2012, and a Registration Statement on Form S-1 (File No. 333-186066), as filed by the Partnership on January 16, 2013, pursuant to Rule 462(b) of the Securities Act.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership, the General Partner, CVR Refining Holdings and Coffeyville Resources have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Firm Units closed on January 23, 2013, and the Partnership received proceeds from the Offering of approximately $569 million (net of underwriting discounts, structuring fees, estimated offering expenses and expense reimbursements).

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013

CVR ENERGY, INC.

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer